UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250
Winston-Salem, North Carolina		27103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7029

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information originally provided under Item 5.02 in a Current Report on Form 8-K filed on November 13, 2023 (the “Original 8-K”), in which ProKidney Corp. (the “Company”) reported, among other things, that Bruce J. Culleton was appointed to serve as the Company’s Chief Executive Officers and a member of the Company’s Board of Directors, effective November 15, 2023. This Amendment is being filed solely for the purpose of providing a brief description of the material compensation arrangements being provided to Mr. Culleton in connection with his appointment as Chief Executive Officer. This Amendment does not otherwise modify or update any other disclosure contained in the Original 8-K, and should be read in conjunction with the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Culleton’s appointment to serve as the Company’s Chief Executive Officer, on December 3, 2023, Dr. Culleton and ProKidney, LLC, a Delaware limited company and subsidiary of the Company, entered into an employment agreement, effective as of November 15, 2023 (the “Employment Agreement”), pursuant to which Dr. Culleton will serve as Chief Executive Officer of the Company and its subsidiaries and affiliates.

Pursuant to the terms of the Employment Agreement, Dr. Culleton’s annual base salary is $625,000, which may be increased by the Board of Directors or the Talent and Compensation Committee in its discretion. Dr. Culleton is eligible to receive an annual discretionary bonus with an initial target of 60% of his base salary, which will be prorated for the 2023 fiscal year. Dr. Culleton is also eligible to participate in the Company’s employee health and welfare benefit and retirement programs.

In addition, on December 3, 2023, and in connection with his entry into the Employment Agreement, Dr. Culleton received an option award under the Company’s 2022 Incentive Equity Plan to purchase 3,000,000 Class A ordinary shares of the Company at an exercise price of $1.69 (the “CEO Option Award”). With respect to 2,000,000 Class A ordinary shares subject to the CEO Option Award, the shares will vest as to 25% of the shares on November 15, 2024, and the remainder in equal quarterly installments over the following three years. With respect to 1,000,000 Class A ordinary shares subject to the CEO Option Award, the shares will vest subject to the achievement of both time and performance vesting conditions, with 25% of the shares vesting on November 15, 2024 and the remaining shares vesting in equal quarterly installments over the following three years, subject to the achievement of certain performance milestones.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are listed in the index to exhibits immediately preceding the signature page to this Current Report on Form 8-K, which index to exhibits is incorporated herein by reference.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated December 3, 2023, by and between ProKidney, LLC and Bruce Culleton.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date:	December 5, 2023	By:	/s/ Todd Girolamo
Name: Todd Girolamo Title: Chief Legal Officer